EX-99.B(e)


                                   SCHEDULE A
                              THE PBHG FUNDS, INC.

     The PBHG Funds, Inc. consists of the following Funds, each of which is subject to this Agreement:


PBHG Growth Fund
PBHG Emerging Growth Fund
PBHG International Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Cash Reserves Fund
PBHG Technology & Communications Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Strategic Small Company Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund






Dated: December 3, 1998

                                   SCHEDULE A
                              THE PBHG FUNDS, INC.

     The PBHG Funds, Inc. consists of the following Funds, each of which is subject to this Agreement:


PBHG Growth Fund
PBHG Emerging Growth Fund
PBHG International Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Cash Reserves Fund
PBHG Technology & Communications Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Strategic Small Company Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund
PBHG New Opportunities Fund






Dated: January 25, 1999